Exhibit 99.1

Financial Institutions, Inc. Reports Net Income Available to Common Shareholders of $19.6 million, or $0.99 per Diluted Share, for the Third Quarter of 2026

Quarterly results highlighted by loan growth of 2.2% and deposit growth of 3.3%

WARSAW, N.Y., October 29, 2026 – Financial Institutions, Inc. (NASDAQ: FISI) (the "Company," "we" or "us") today reported financial and operational results for the third quarter ended September 30, 2026, reflecting strong performance by subsidiaries Five Star Bank (the "Bank") and Courier Capital, LLC ("Courier Capital"), including healthy loan and deposit growth and sustained profitability.

KEY FINANCIAL METRICS				Quarter-over-Quarter ("QoQ")			Year-over-Year ("YoY")
Dollars in thousands, except per share data Return metrics annualized	Q3 2026	Q2 2026	Q3 2025	Variance		%	Variance		%
Net income	$19,990	$21,184	$20,477	$(1,194)		-5.6%	$(487)		-2.4%
Net income available to common shareholders	19,626	20,819	20,112	(1,193)		-5.7%	(486)		-2.4%
Diluted earnings per common share	$0.99	$1.04	$0.99	$(0.05)		-4.8%	$-		0.0%
Return on average assets	1.26%	1.35%	1.32%	(9)	bps		(6)	bps
Return on average equity	12.32%	13.31%	13.31%	(99)	bps		(99)	bps
Return on average tangible common equity(1)	13.75%	14.88%	14.98%	(113)	bps		(123)	bps
Efficiency ratio	56.84%	55.33%	56.78%	151	bps		6	bps
Total loans (end of period)	$4,855,827	$4,752,965	$4,590,423	$102,862		2.2%	$265,404		5.8%
Total deposits (end of period)	$5,474,936	$5,299,465	$5,357,809	$175,471		3.3%	$117,127		2.2%

Third Quarter 2026 Highlights and Key Developments

•
Total loans grew 2.2% from the end of the linked quarter and 5.8% from September 30, 2025, to reach $4.86 billion at September 30, 2026, driven by robust commercial lending.
•
Total deposits increased 3.3% quarter-over-quarter and 2.2% year-over-year to $5.47 billion at September 30, 2026. Growth was broad-based across all deposit categories, led by seasonal support in public deposits.
•
Net interest income reached a new quarterly high of $54.3 million and net interest margin of 3.70% was stable with the linked quarter and up 5 basis points from the year-ago quarter.
•
Investment advisory income, the Company's leading contributor of noninterest income, increased 1.7% and 10.6% from the linked and year-ago quarters, respectively.
•
The efficiency ratio remained below 57% for the quarter, reflecting the Company's focus on sustained profitability.
•
The Company's strong capital position enabled the repurchase of 185,833 shares of common stock at an average price of $40.92 per share during the quarter.

"Our third quarter results underscore the strength of our relationship-driven business model and our unwavering commitment to disciplined execution," said President and Chief Executive Officer Martin K. Birmingham. "Our commercial franchise continues to be the primary driver of loan growth and was supported by increases in consumer indirect and residential mortgage lending during the third quarter. While our quarterly net charge-off ratio was up from lower-than-typical levels in the linked and year-ago quarters, it remains within our full-year guidance. At the same time, the ratio of non-performing loans to total loans decreased by 3 basis points. Overall, we remain focused on credit-disciplined loan production in our core Upstate New York markets."

Chief Financial Officer and Treasurer W. Jack Plants II added, "Third quarter performance benefited from continued growth in average earning assets and effective balance sheet management, supporting a 3.70% net interest margin and a nearly 5% increase in net interest income from the prior year period. Our balance sheet remains a source of strength, reflected in a tangible common equity ratio(1) of 8.40%, a common equity Tier 1 ratio of 11.36%, and a return on average tangible common equity(1) of 13.75%. These strong capital levels provide us flexibility to support loan growth and thoughtful investments in our business, while continuing to return capital to shareholders through share buybacks, as we did during the third quarter with the repurchase of 185,833 shares."

Net Interest Income and Net Interest Margin

NET INTEREST INCOME				QoQ			YoY
Dollars in thousands	Q3 2026	Q2 2026	Q3 2025	Variance		%	Variance		%
Interest income	$85,003	$83,076	$84,422	$1,927		2.3%	$581		0.7%
Interest expense	30,712	29,715	32,633	997		3.4%	(1,921)		-5.9%
Net interest income	54,291	53,361	51,789	930		1.7%	2,502		4.8%
Net interest margin (tax-equivalent basis)(2)	3.70%	3.70%	3.65%	-	bps		5	bps
Average interest-earning assets	$5,837,535	$5,785,900	$5,656,869	$51,635		0.9%	$180,666		3.2%
Average interest-bearing liabilities	4,573,266	4,559,420	4,437,752	13,846		0.3%	135,514		3.1%

Net interest income was $54.3 million, up $930 thousand from the linked quarter and up $2.5 million from the third quarter of 2025. Net interest margin of 3.70% was consistent with the linked quarter and up 5 basis points from the year-ago quarter, driven by lower interest-bearing liability costs.

•
Average interest-earning assets of $5.84 billion were up $51.6 million from the second quarter of 2026 and up $180.7 million from the third quarter of 2025. The linked quarter variance reflected a $114.5 million increase in average loans, partially offset by decreases in the average balances of investment securities of $61.6 million and Federal Reserve interest-earning cash of $1.2 million. The year-over-year variance reflected a $228.2 million increase in the average balance of loans, partially offset by a $43.2 million decrease in the average balance of investment securities and a $4.3 million decrease in the average balance of Federal Reserve interest-earning cash. The average yield on interest-earning assets was 5.79% in the third quarter of 2026, compared to 5.76% in the second quarter of 2026, and 5.93% in the third quarter of 2025.
•
Average interest-bearing liabilities of $4.57 billion were up $13.8 million from the second quarter of 2026 and up $135.5 million from the third quarter of 2025. The linked quarter variance was primarily due to increases in the average balances of time, savings and money market deposits, partially offset by decreases in average interest-bearing demand deposits and short-term borrowings, while average long-term borrowings were flat. The year-over-year variance reflected increases in the average balances of savings and money market deposits, time deposits, short-term borrowings and interest-bearing demand deposits, partially offset by a decrease in average long-term borrowings. The average cost of interest-bearing liabilities was 2.67%, reflecting an increase of 6 basis points from the linked quarter and a decrease of 25 basis points from the year-ago quarter.

Noninterest Income

SELECT NONINTEREST INCOME CATEGORIES				QoQ Change		YoY Change
Dollars in thousands	Q3 2026	Q2 2026	Q3 2025	$	%	$	%
Investment advisory	$3,343	$3,287	$3,023	$56	1.7%	$320	10.6%
Investments in limited partnerships	(274)	(140)	223	(134)	95.7%	(497)	-222.9%
Income from derivative instruments, net	106	518	847	(412)	-79.5%	(741)	-87.5%
Net gain on investment securities	-	-	703	-	-	(703)	-100.0%
Other	1,239	1,200	1,596	39	3.3%	(357)	-22.4%
Total noninterest income	10,457	10,954	12,056	(497)	-4.5%	(1,599)	-13.3%

Noninterest income was $10.5 million in the third quarter of 2026, versus $11.0 million in the second quarter of 2026 and $12.1 million in the third quarter of 2025. The linked quarter variance was primarily driven by decreased income from derivative instruments, net, or swap fees, along with greater losses on investments in limited partnerships. The aforementioned lower level of swap fees and loss on limited partnerships were also contributors to the year-over-year variance. Detail on other select categories with notable variances follows:

•
Investment advisory income of $3.3 million was up from both the linked and year-ago quarters, reflecting both new business and market performance.
•
A loss on investments in limited partnerships, which are primarily small business investment companies, of $274 thousand was recognized in the third quarter of 2026, compared to a loss of $140 thousand and a gain of $223 thousand in the linked and year-ago quarters, respectively. Income from these investments, which we account for under the equity method, fluctuates based on the maturity and performance of the underlying investments.
•
Income from derivative instruments, net, which is based on the number and value of interest rate swap transactions executed during the quarter, of $106 thousand was down from $518 thousand and $847 thousand in the linked and year-ago quarters, respectively.
•
A net gain on investment securities of $703 thousand was recorded in the third quarter of 2025. There was no gain or loss recorded in the second or third quarters of 2026.
•
Other noninterest income of $1.2 million was relatively flat with the linked quarter and down from the year-ago quarter, driven by a variety of factors.

Noninterest Expense and Income Taxes

SELECT NONINTEREST EXPENSE CATEGORIES				QoQ Change		YoY Change
Dollars in thousands	Q3 2026	Q2 2026	Q3 2025	$	%	$	%
Salaries and employee benefits	$19,654	$19,165	$18,522	$489	2.6%	$1,132	6.1%
Professional services	1,475	1,263	1,688	212	16.8%	(213)	-12.6%
Total noninterest expense	36,822	35,605	35,875	1,217	3.4%	947	2.6%

Noninterest expense was $36.8 million in the third quarter of 2026, compared to $35.6 million in the second quarter of 2026 and $35.9 million in the third quarter of 2025. Detail on select categories with notable variances follows:

•
Salaries and employee benefits expense was $489 thousand higher than the second quarter of 2026, primarily driven by an increase in health insurance benefit expense, and $1.1 million higher than the third quarter of 2025, reflecting a combination of factors, including annual merit increases, higher incentive compensation and investments in personnel.
•
Professional services expense was $212 thousand higher than the linked quarter, driven in part by the timing of typical external audit-related expenses. The $213 thousand decrease year-over-year was driven by lower other professional and consulting expenses.

INCOME TAXES				QoQ		YoY
Dollars in thousands	Q3 2026	Q2 2026	Q3 2025	Variance	%	Variance	%
Income tax expense	$4,057	$4,418	$4,761	$(361)	-8.2%	$(704)	-14.8%
Tax credit on investments placed in service/amortized	1,045	1,045	1,103	-	0.0%	(58)	-5.3%
Effective tax rate	16.9%	17.3%	18.9%	-0.4%		-2.0%

Income tax expense was $4.1 million for the third quarter of 2026, compared to $4.4 million in the second quarter of 2026 and $4.8 million in the third quarter of 2025. Income tax expense reflects federal and state tax benefits that the Company recognized related to tax credit investments placed in service and/or amortized during each period, as outlined above.

•
The effective tax rate, which was 16.9% for the third quarter of 2026, fluctuates on a quarterly basis primarily due to the level of pre-tax earnings or loss and may differ from statutory rates due to interest income from tax-exempt securities, earnings on COLI, the tax impact of restricted stock award vesting, and the impact of tax credit investments.

Balance Sheet Composition and Liquidity

SELECT BALANCE SHEET DATA				QoQ Change		YoY Change
Dollars in thousands, end of period	Q3 2026	Q2 2026	Q3 2025	$	%	$	%
Total assets	$6,506,919	$6,334,952	$6,288,052	$171,967	2.7%	$218,867	3.5%
Total investment securities	1,034,758	989,764	1,011,217	44,994	4.5%	23,541	2.3%
Commercial business and commercial mortgage	3,305,501	3,210,384	2,989,710	95,117	3.0%	315,791	10.6%
Residential real estate	740,524	738,681	724,506	1,843	0.2%	16,018	2.2%
Consumer indirect and other consumer	809,802	803,900	876,207	5,902	0.7%	(66,405)	-7.6%
Total loans	4,855,827	4,752,965	4,590,423	102,862	2.2%	265,404	5.8%
Total deposits	5,474,936	5,299,465	5,357,809	175,471	3.3%	117,127	2.2%
Short-term borrowings	167,000	182,000	55,000	(15,000)	-8.2%	112,000	203.6%
Long-term borrowings, net	78,768	78,694	115,000	74	0.1%	(36,232)	-31.5%

Total loans of $4.86 billion at September 30, 2026 were up $102.9 million from the end of the linked quarter and up $265.4 million from September 30, 2025.

•
Strong commercial lending activity in the Bank's Western and Central New York markets drove both the linked quarter and year-over-year growth.

Total deposits were $5.47 billion at September 30, 2026, up $175.5 million from June 30, 2026, and up $117.1 million from September 30, 2025.

•
The linked quarter variance was primarily due to seasonally higher public deposit balances, but reflected growth across all deposit types. The year-over-year increase reflected higher nonpublic, reciprocal and brokered deposits, partially offset by a modest decrease in public deposits. Public deposits represented 22% of total deposits at September 30, 2026, 22% at June 30, 2026, and 23% at September 30, 2025.

LIQUIDITY SOURCES				QoQ Change		YoY Change
Dollars in thousands, end of period	Q3 2026	Q2 2026	Q3 2025	$	%	$	%
Unencumbered securities	$6,853	$29,876	$58,476	$(23,023)	-77.1%	$(51,623)	-88.3%
FHLBNY borrowing availability	204,714	182,426	288,811	22,288	12.2%	(84,097)	-29.1%
FRB excess cash	37,629	39,564	96,968	(1,935)	-4.9%	(59,339)	-61.2%
FRB discount window	922,388	900,825	956,770	21,563	2.4%	(34,382)	-3.6%
Total on-balance sheet liquidity	1,171,584	1,152,691	1,401,025	18,893	1.6%	(229,441)	-16.4%

The Company maintains liquidity, both on and off-balance sheet, to meet customer demand. As outlined in the table above, at September 30, 2026, the Company had approximately $1.17 billion in available liquidity, excluding brokered deposit capacity, in addition to cash and cash equivalents of $102.9 million and available unsecured lines of credit totaling $155.0 million.

Capital Strength and Shareholder Returns

REGULATORY CAPITAL RATIOS	Q3 2026	Q2 2026	Q3 2025	QoQ Change		YoY Change
Leverage Ratio	10.09%	10.06%	9.77%	3	bps	32	bps
Common Equity Tier 1 Ratio	11.36%	11.44%	11.15%	(8)	bps	21	bps
Tier 1 Capital Ratio	11.68%	11.76%	11.48%	(8)	bps	20	bps
Total Risk Based Capital Ratio	14.07%	14.20%	13.60%	(13)	bps	47	bps

The Company's regulatory capital ratios at September 30, 2026 continued to exceed all regulatory capital requirements to be considered well capitalized.

SELECT SHAREHOLDERS' EQUITY AND PER SHARE DATA				QoQ			YoY
Dollars in thousands, except per share data	Q3 2026	Q2 2026	Q3 2025	Variance		%	Variance		%
Shareholders' equity	$618,993	$643,441	$621,720	$(24,448)		-3.8%	$(2,727)		-0.4%
Common shareholders' equity	601,710	626,156	604,435	(24,446)		-3.9%	(2,725)		-0.5%
Tangible common equity(1)	541,655	566,007	543,992	(24,352)		-4.3%	(2,337)		-0.4%
Common book value per share	$30.82	$31.77	$30.03	$(0.95)		-3.0%	$0.79		2.6%
Tangible common book value per share(1)	$27.75	$28.72	$27.02	$(0.97)		-3.4%	$0.73		2.7%
Common equity to assets ratio	9.25%	9.88%	9.61%	(64)	bps		(37)	bps
Tangible common equity to tangible assets ratio(1)	8.40%	9.02%	8.74%	(62)	bps		(33)	bps

Shareholders' equity was $619.0 million at September 30, 2026, compared to $643.4 million at June 30, 2026, and $621.7 million at September 30, 2025. The decline was primarily the result of an increase in accumulated other comprehensive loss associated with unrealized losses in the available for sale securities portfolio, which was driven by the increase in interest rates, as well as stock repurchases during the third quarter of 2026, partially offset by net income, net of dividends, retained.

The Company declared a common stock dividend of $0.32 per common share in the third quarter of 2026, consistent with the linked quarter and reflecting an increase of $0.01, or 3.2%, over the year-ago quarter, returning 32% of third quarter net income to common shareholders.

During the third quarter of 2026, the Company repurchased 185,833 shares of common stock at an average price of $40.92 per share. As of September 30, 2026, 320,480 shares remained available under the repurchase program that was approved in September 2025 and which does not have an expiration date.

Credit Quality

SELECT CREDIT QUALITY METRICS				QoQ			YoY
Dollars in thousands	Q3 2026	Q2 2026	Q3 2025	Variance		%	Variance		%
Non-performing loans	$38,542	$39,007	$33,951	$(465)		-1.2%	$4,591		13.5%
Total non-performing loans to total loans	0.79%	0.82%	0.74%	(3)	bps		5	bps
Allowance for credit losses "ACL" - loans	48,014	47,497	47,292	517		1.1%	722		1.5%
ACL - loans to total loans ratio	0.99%	1.00%	1.03%	(1)	bps		(4)	bps
Provision for credit losses - loans	$4,542	$4,133	$2,062	$409		9.9%	$2,480		120.3%
Provision for credit losses	3,879	3,108	2,732	771		24.8%	$1,147		42.0%
Net charge-offs/average loans (annualized)	0.33%	0.11%	0.18%	22	bps		15	bps

The Company has remained strategically focused on the importance of credit discipline, allocating resources to credit and risk management functions as the loan portfolio has grown.

•
Non-performing loans were $38.5 million, or 0.79% of total loans, at September 30, 2026, a modest decrease from the linked quarter. The increase from one year prior primarily reflects one well-collateralized commercial business loan that moved to nonaccrual status in the first quarter of 2026, offset in part by the partial charge-off of a previously disclosed nonaccrual commercial business relationship for which a specific reserve was in place.
•
Provision for credit losses was $3.9 million in the third quarter of 2026 and was driven by a combination of factors, including loan growth and fluctuation in the balance of unfunded commitments. The provision for credit losses on unfunded commitments, which is included in the provision for credit losses as required by the current expected credit loss standard, totaled a credit of $663 thousand in the third quarter of 2026, compared to a credit of $1.0 million in the second quarter of 2026 and a provision of $671 thousand in the third quarter of 2025.

Subsequent Events

The Company is required, under U.S. generally accepted accounting principles ("GAAP"), to evaluate subsequent events through the filing of its consolidated financial statements for the quarter ended September 30, 2026 on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of September 30, 2026, and will adjust amounts preliminarily reported, if necessary, in its Form 10-Q as filed with the Securities and Exchange Commission (the "SEC").

Conference Call

The Company will host an earnings conference call and audio webcast on October 30, 2026, at 8:30 a.m. Eastern Time. The call will be hosted by Martin K. Birmingham, President and Chief Executive Officer, and W. Jack Plants II, Chief Financial Officer and Treasurer. Within the United States, participants may access the call by dialing 1-877-425-9470 and requesting the “Financial Institutions, Inc. Third Quarter 2026 Earnings Conference Call.” A live webcast will also be available at https://viavid.webcasts.com/starthere.jsp?ei=1776786&tp_key=90ac35b0c7 in listen-only mode. A replay of the webcast will be available on the Company’s IR website, www.FISI-Investors.com, for at least 30 days.

About Financial Institutions, Inc.

Financial Institutions, Inc. (NASDAQ: FISI) is a financial holding company with approximately $6.5 billion in assets offering banking and wealth management products and services. Its Five Star Bank subsidiary provides consumer and commercial banking and lending services to individuals, municipalities and businesses through banking locations spanning Western and Central New York and a commercial loan production office serving the Mid-Atlantic region. Its Courier Capital, LLC subsidiary offers customized investment management, consulting and retirement plan services to individuals, businesses, institutions, foundations and retirement plans. Learn more at FISI-Investors.com.

Non-GAAP Financial Information

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of these non-GAAP measures to GAAP measures is included in Appendix A to this document.

The Company believes that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, performance trends and financial position. Our management uses these measures for internal planning and forecasting purposes and we believe that our presentation and discussion, together with the accompanying reconciliations, allows investors, security analysts and other interested parties to view our performance and the factors and trends affecting our business in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP measures, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure to evaluate the Company. Non-GAAP financial measures have inherent limitations, are not uniformly applied and are not audited. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by Section 21E of the Securities Exchange Act of 1934, as amended, that involve significant risks and uncertainties. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "anticipate," "believe," "continue," "estimate," "expect," "focus," "forecast," "intend," "may," "plan," "preliminary," "should," "target" or "will." Statements herein are based on certain assumptions and analyses by the Company and factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; inflation; tariffs; changes in deposit flows and the cost and availability of funds; fraudulent deposit activity; the Company’s ability to implement its strategic plan, including by expanding its commercial lending footprint and integrating its acquisitions; whether the Company experiences greater credit losses than expected; whether the Company experiences breaches of its, or third party, information systems; the attitudes and preferences of the Company's customers; legal and regulatory proceedings and related matters, including any action described in the Company's reports filed with the SEC, could adversely affect it and the banking industry in general; the competitive environment; fluctuations in the fair value of securities in its investment portfolio; changes in the regulatory environment and the Company's compliance with regulatory requirements; general economic and credit market conditions nationally and regionally; and macroeconomic volatility related to global political unrest. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language and risk factors included in the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other documents filed with the SEC. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

(1) See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP financial measure.

(2) Calculated on a tax-equivalent basis assuming a Federal income tax rate of 21%.

*****

For additional information contact:

Kate Croft

Director of Investor Relations and Corporate Communications

(716) 817-5159

klcroft@five-starbank.com

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	2026			2025
SELECT BALANCE SHEET DATA:	September 30,	June 30,	March 31,	December 31,	September 30,
Cash and cash equivalents	$102,883	$99,174	$85,451	$108,751	$185,945
Investment securities:
Available for sale	958,239	910,466	1,003,697	922,472	923,592
Held-to-maturity, net	76,519	79,298	82,074	84,708	87,625
Total investment securities	1,034,758	989,764	1,085,771	1,007,180	1,011,217
Loans held for sale	1,913	2,502	1,034	3,365	2,252
Loans:
Commercial business	773,008	768,549	746,425	738,307	740,603
Commercial mortgage–construction	625,095	558,036	513,615	488,558	441,034
Commercial mortgage–multifamily	560,780	565,027	578,731	588,732	592,634
Commercial mortgage–non-owner occupied	1,001,518	970,966	922,628	942,219	893,884
Commercial mortgage–owner occupied	345,100	347,806	316,781	322,776	321,555
Residential real estate loans	663,160	662,582	652,861	657,001	648,397
Residential real estate lines	77,364	76,099	74,779	75,121	76,109
Consumer indirect	779,059	771,126	787,888	807,310	838,671
Other consumer	30,743	32,774	33,879	37,842	37,536
Total loans	4,855,827	4,752,965	4,627,587	4,657,866	4,590,423
Allowance for credit losses–loans	48,014	47,497	44,661	47,386	47,292
Total loans, net	4,807,813	4,705,468	4,582,926	4,610,480	4,543,131
Total interest-earning assets	6,020,962	5,834,020	5,787,556	5,755,696	5,739,699
Goodwill and other intangible assets, net	60,055	60,149	60,245	60,343	60,443
Total assets	6,506,919	6,334,952	6,294,783	6,274,140	6,288,052
Deposits:
Noninterest-bearing demand	974,634	950,510	953,397	962,724	959,404
Interest-bearing demand	769,479	712,124	744,690	672,323	776,445
Savings and money market	2,021,827	1,964,402	1,984,048	1,884,801	1,955,832
Time deposits	1,708,996	1,672,429	1,655,746	1,686,500	1,666,128
Total deposits	5,474,936	5,299,465	5,337,881	5,206,348	5,357,809
Short-term borrowings	167,000	182,000	114,000	109,000	55,000
Long-term borrowings, net	78,768	78,694	78,621	193,653	115,000
Total interest-bearing liabilities	4,746,070	4,609,649	4,577,105	4,546,277	4,568,405
Shareholders’ equity	618,993	643,441	631,670	628,854	621,720
Common shareholders’ equity	601,710	626,156	614,385	611,569	604,435
Tangible common equity (1)	541,655	566,007	554,140	551,226	543,992
Accumulated other comprehensive loss	(74,414)	(43,349)	(39,327)	$(33,030)	$(36,758)

Common shares outstanding	19,521	19,706	19,686	19,797	20,130
Treasury shares	1,179	993	1,013	902	570
CAPITAL RATIOS AND PER SHARE DATA:
Leverage ratio	10.09%	10.06%	9.89%	9.69%	9.77%
Common equity Tier 1 capital ratio	11.36%	11.44%	11.37%	11.11%	11.15%
Tier 1 capital ratio	11.68%	11.76%	11.70%	11.43%	11.48%
Total risk-based capital ratio	14.07%	14.20%	14.16%	14.90%	13.60%
Common equity to assets	9.25%	9.88%	9.76%	9.75%	9.61%
Tangible common equity to tangible assets (1)	8.40%	9.02%	8.89%	8.87%	8.74%

Common book value per share	$30.82	$31.77	$31.21	$30.89	$30.03
Tangible common book value per share (1)	$27.75	$28.72	$28.15	$27.84	$27.02

(1) See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP financial measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	Nine Months Ended		2026			2025
SELECT STATEMENT OF OPERATIONS	September 30,		Third	Second	First	Fourth	Third
DATA:	2026	2025	Quarter	Quarter	Quarter	Quarter	Quarter
Interest income	$249,642	$248,340	$85,003	$83,076	$81,563	$84,649	$84,422
Interest expense	89,997	100,565	30,712	29,715	29,570	32,438	32,633
Net interest income	159,645	147,775	54,291	53,361	51,993	52,211	51,789
Provision for credit losses	9,226	8,222	3,879	3,108	2,239	3,404	2,732
Net interest income after provision for credit losses	150,419	139,553	50,412	50,253	49,754	48,807	49,057
Noninterest income:
Service charges on deposits	3,244	3,278	1,117	1,083	1,044	1,082	1,137
Card interchange income	6,026	5,783	2,071	2,063	1,892	2,011	2,006
Investment advisory	9,691	8,645	3,343	3,287	3,061	3,074	3,023
Company owned life insurance	8,588	8,591	2,932	2,884	2,772	2,788	2,849
Investments in limited partnerships	(190)	945	(274)	(140)	224	457	223
Loan servicing	541	484	189	201	151	208	181
Income from derivative instruments, net	863	1,436	106	518	239	1,110	847
Net gain on sale of loans held for sale	491	542	185	181	125	195	285
Net gain on investment securities	328	706	-	-	328	225	703
Net (loss) gain on other assets	(454)	(281)	-	27	(481)	(225)	(281)
Net loss on tax credit investments	(1,253)	(1,539)	(451)	(350)	(452)	(446)	(513)
Other	4,209	4,456	1,239	1,200	1,770	1,430	1,596
Total noninterest income	32,084	33,046	10,457	10,954	10,673	11,909	12,056
Noninterest expense:
Salaries and employee benefits	57,421	53,490	19,654	19,165	18,601	19,323	18,522
Occupancy and equipment	11,968	11,386	4,161	3,941	3,865	4,104	3,814
Professional services	4,088	4,830	1,475	1,263	1,350	1,686	1,688
Computer and data processing	17,349	17,155	5,627	5,512	6,211	5,934	5,789
FDIC assessments	3,041	4,086	1,068	987	986	984	1,227
Advertising and promotions	1,559	1,328	444	592	524	482	491
Amortization of intangibles	288	315	94	96	98	100	103
Deposit-related charged-off items expense	443	83	207	126	109	77	144
Other	11,865	12,569	4,092	3,923	3,851	4,029	4,097
Total noninterest expense	108,022	105,242	36,822	35,605	35,595	36,719	35,875
Income before income taxes	74,481	67,357	24,047	25,602	24,832	23,997	25,238
Income tax expense	12,321	12,470	4,057	4,418	3,847	4,017	4,761
Net income	62,160	54,887	19,990	21,184	20,985	19,980	20,477
Preferred stock dividends	1,094	1,094	364	365	364	364	365
Net income available to common shareholders	$61,066	$53,793	$19,626	$20,819	$20,621	$19,616	$20,112
FINANCIAL RATIOS:
Earnings per share – basic	$3.11	$2.68	$1.00	$1.06	$1.05	$0.98	$1.00
Earnings per share – diluted	$3.07	$2.65	$0.99	$1.04	$1.04	$0.96	$0.99
Cash dividends declared on common stock	$0.96	$0.93	$0.32	$0.32	$0.32	$0.31	$0.31
Common dividend payout ratio	30.87%	34.70%	32.00%	30.19%	30.48%	31.63%	31.00%
Dividend yield (annualized)	3.29%	4.57%	3.26%	3.29%	4.09%	3.95%	4.52%
Return on average assets (annualized)	1.33%	1.18%	1.26%	1.35%	1.37%	1.27%	1.32%
Return on average equity (annualized)	13.01%	12.32%	12.32%	13.31%	13.43%	12.53%	13.31%
Return on average common equity (annualized)	13.14%	12.44%	12.43%	13.44%	13.57%	12.64%	13.45%
Return on average tangible common equity (annualized) (1)	14.55%	13.89%	13.75%	14.88%	15.04%	14.02%	14.98%
Efficiency ratio (2)	56.40%	58.38%	56.84%	55.33%	57.06%	57.43%	56.78%
Effective tax rate	16.5%	18.5%	16.9%	17.3%	15.5%	16.7%	18.9%

(1) See Appendix A – Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP financial measure.

(2) The efficiency ratio is calculated by dividing noninterest expense by net revenue, i.e., the sum of net interest income (tax-equivalent basis assuming a Federal income tax rate of 21%) and noninterest income before net gains on investment securities. This is a banking industry measure not required by GAAP.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)

(Amounts in thousands)

	Nine Months Ended		2026			2025
	September 30,		Third	Second	First	Fourth	Third
SELECT AVERAGE BALANCES:	2026	2025	Quarter	Quarter	Quarter	Quarter	Quarter
Federal funds sold and interest-earning deposits	$28,566	$47,271	$27,120	$28,347	$30,266	$48,418	$31,461
Investment securities (1)	1,049,543	1,072,077	1,016,043	1,077,633	1,055,385	1,066,829	1,059,244
Loans:
Commercial business	748,647	708,298	762,740	745,977	736,942	731,314	726,315
Commercial mortgage	2,407,298	2,221,845	2,485,369	2,392,003	2,342,957	2,313,465	2,239,666
Residential real estate loans	657,336	646,891	662,283	655,028	654,614	650,190	648,642
Residential real estate lines	75,222	75,168	76,598	74,853	74,189	75,288	75,774
Consumer indirect	783,321	841,830	775,732	779,336	795,107	823,521	838,026
Other consumer	33,137	39,802	31,650	32,723	35,074	36,917	37,741
Total loans	4,704,961	4,533,834	4,794,372	4,679,920	4,638,883	4,630,695	4,566,164
Total interest-earning assets	5,783,070	5,653,182	5,837,535	5,785,900	5,724,534	5,745,942	5,656,869
Goodwill and other intangible assets, net	60,207	60,610	60,112	60,207	60,305	60,404	60,505
Total assets	6,270,963	6,198,689	6,312,602	6,271,961	6,227,388	6,261,856	6,159,886
Interest-bearing liabilities:
Interest-bearing demand	703,121	721,179	691,497	701,768	716,370	713,033	687,978
Savings and money market	1,954,029	1,936,765	1,977,954	1,976,903	1,906,445	1,924,952	1,881,445
Time deposits	1,687,635	1,613,532	1,702,746	1,676,759	1,683,185	1,692,138	1,643,342
Short-term borrowings	118,654	97,165	122,337	125,331	108,138	79,913	110,011
Long-term borrowings, net	85,489	118,737	78,732	78,659	99,302	133,242	114,976
Total interest-bearing liabilities	4,548,928	4,487,378	4,573,266	4,559,420	4,513,440	4,543,278	4,437,752
Noninterest-bearing demand deposits	951,090	936,854	958,502	944,037	950,644	955,880	960,089
Total deposits	5,295,875	5,208,330	5,330,699	5,299,467	5,256,644	5,286,003	5,172,854
Total liabilities	5,632,286	5,603,129	5,668,894	5,633,343	5,593,794	5,629,101	5,549,575
Shareholders’ equity	638,677	595,560	643,708	638,618	633,594	632,755	610,311
Common equity	621,392	578,275	626,423	621,333	616,309	615,470	593,026
Tangible common equity (2)	561,185	517,665	566,311	561,126	556,004	555,066	532,521
Common shares outstanding:
Basic	19,650	20,101	19,620	19,687	19,642	20,093	20,122
Diluted	19,922	20,306	19,902	19,941	19,922	20,347	20,336
SELECTED AVERAGE YIELDS: (Tax equivalent basis)
Investment securities (3)	4.47%	4.35%	4.46%	4.46%	4.48%	4.48%	4.45%
Loans	6.07%	6.25%	6.08%	6.07%	6.07%	6.20%	6.29%
Total interest-earning assets	5.77%	5.87%	5.79%	5.76%	5.76%	5.86%	5.93%
Interest-bearing demand	1.06%	1.15%	1.07%	1.08%	1.04%	1.20%	1.09%
Savings and money market	2.34%	2.68%	2.39%	2.33%	2.29%	2.46%	2.62%
Time deposits	3.45%	4.09%	3.43%	3.38%	3.53%	3.73%	3.88%
Short-term borrowings	2.57%	2.13%	2.66%	2.62%	2.40%	1.77%	2.41%
Long-term borrowings, net	6.93%	5.28%	6.98%	6.99%	6.84%	6.31%	5.53%
Total interest-bearing liabilities	2.64%	3.00%	2.67%	2.61%	2.65%	2.83%	2.92%
Net interest rate spread	3.13%	2.87%	3.12%	3.15%	3.11%	3.03%	3.01%
Net interest margin	3.69%	3.50%	3.70%	3.70%	3.67%	3.62%	3.65%

(1) Includes investment securities at adjusted amortized cost.

(2) See Appendix A – Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP financial measure.

(3) The interest on tax-exempt securities is calculated on a tax-equivalent basis assuming a Federal income tax rate of 21%.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands)

	Nine Months Ended		2026			2025
	September 30,		Third	Second	First	Fourth	Third
ASSET QUALITY DATA:	2026	2025	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for Credit Losses – Loans
Beginning balance	$47,386	$48,041	$47,497	$44,661	$47,386	$47,292	$47,291
Net loan charge-offs (recoveries):
Commercial business	3,311	2,083	344	(23)	2,990	46	123
Commercial mortgage–construction	963	(357)	963	-	-	(10)	(357)
Commercial mortgage–multifamily	-	-	-	-	-	-	-
Commercial mortgage–non-owner occupied	(3)	594	(1)	(1)	(1)	-	(1)
Commercial mortgage–owner occupied	(2)	(3)	(1)	-	(1)	-	(1)
Residential real estate loans	8	108	(11)	-	19	(4)	(25)
Residential real estate lines	27	27	-	30	(3)	-	-
Consumer indirect	5,000	5,017	2,010	1,140	1,850	2,239	1,926
Other consumer	1,098	1,011	721	151	226	140	396
Total net charge-offs (recoveries)	10,402	8,480	4,025	1,297	5,080	2,411	2,061
Provision for credit losses–loans	11,030	7,731	4,542	4,133	2,355	2,505	2,062
Ending balance	$48,014	$47,292	$48,014	$47,497	$44,661	$47,386	$47,292

Net charge-offs (recoveries) to average loans (annualized):
Commercial business	0.59%	0.39%	0.18%	-0.01%	1.65%	0.02%	0.07%
Commercial mortgage–construction	0.24%	-0.90%	0.64%	0.00%	0.00%	-0.01%	-0.31%
Commercial mortgage–multifamily	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Commercial mortgage–non-owner occupied	0.00%	0.90%	0.00%	0.00%	0.00%	0.00%	0.00%
Commercial mortgage–owner occupied	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Residential real estate loans	0.00%	0.02%	-0.01%	0.00%	0.01%	0.00%	-0.02%
Residential real estate lines	0.05%	0.05%	0.16%	0.16%	-0.03%	0.00%	0.00%
Consumer indirect	0.85%	0.80%	1.03%	0.59%	0.94%	1.08%	0.91%
Other consumer	4.43%	3.40%	9.04%	1.85%	2.61%	1.50%	4.16%
Total loans	0.30%	0.25%	0.33%	0.11%	0.44%	0.21%	0.18%

Supplemental information (1)
Non-performing loans:
Commercial business	$6,613	$3,799	$6,613	$7,677	$6,698	$4,709	$3,799
Commercial mortgage–construction	19,069	19,794	19,069	20,520	20,520	20,321	19,794
Commercial mortgage–multifamily	1,019	540	1,019	540	540	540	540
Commercial mortgage–non-owner occupied	-	-	-	-	-	-	-
Commercial mortgage–owner occupied	973	1,102	973	981	983	1,095	1,102
Residential real estate loans	8,141	5,877	8,141	6,974	7,434	6,443	5,877
Residential real estate lines	266	212	266	412	431	374	212
Consumer indirect	2,331	2,482	2,331	1,772	1,767	2,155	2,482
Other consumer	130	145	130	131	102	118	145
Total non-performing loans	38,542	33,951	38,542	39,007	38,475	35,755	33,951
Foreclosed assets	3,544	142	3,544	552	552	94	142
Total non-performing assets	$42,086	$34,093	$42,086	$39,559	$39,027	$35,849	$34,093

Total non-performing loans to total loans	0.79%	0.74%	0.79%	0.82%	0.83%	0.77%	0.74%
Total non-performing assets to total assets	0.65%	0.54%	0.65%	0.62%	0.62%	0.57%	0.54%
Allowance for credit losses–loans to total loans	0.99%	1.03%	0.99%	1.00%	0.97%	1.02%	1.03%
Allowance for credit losses–loans to non-performing loans	125%	139%	125%	122%	116%	133%	139%

(1) At period end.

FINANCIAL INSTITUTIONS, INC.
Appendix A — Reconciliation to Non-GAAP Financial Measures (Unaudited)
(In thousands, except per share amounts)

	Nine Months Ended		2026			2025
	September 30,		Third	Second	First	Fourth	Third
	2026	2025	Quarter	Quarter	Quarter	Quarter	Quarter
Ending tangible assets:
Total assets			$6,506,919	$6,334,952	$6,294,783	$6,274,140	$6,288,052
Less: Goodwill and other intangible assets, net			60,055	60,149	60,245	60,343	60,443
Tangible assets			$6,446,864	$6,274,803	$6,234,538	$6,213,797	$6,227,609

Ending tangible common equity:
Common shareholders’ equity			$601,710	$626,156	$614,385	$611,569	$604,435
Less: Goodwill and other intangible assets, net			60,055	60,149	60,245	60,343	60,443
Tangible common equity			$541,655	$566,007	$554,140	$551,226	$543,992

Tangible common equity to tangible assets (1)			8.40%	9.02%	8.89%	8.87%	8.74%

Common shares outstanding			19,521	19,706	19,686	19,797	20,130
Tangible common book value per share (2)			$27.75	$28.72	$28.15	$27.84	$27.02

Average tangible assets:
Average assets	$6,270,963	$6,198,689	$6,312,602	$6,271,961	$6,227,388	$6,261,856	$6,159,886
Less: Average goodwill and other intangible assets, net	60,207	60,610	60,112	60,207	60,305	60,404	60,505
Average tangible assets	$6,210,756	$6,138,079	$6,252,490	$6,211,754	$6,167,083	$6,201,452	$6,099,381

Average tangible common equity:
Average common equity	$621,392	$578,275	$626,423	$621,333	$616,309	$615,470	$593,026
Less: Average goodwill and other intangible assets, net	60,207	60,610	60,112	60,207	60,305	60,404	60,505
Average tangible common equity	$561,185	$517,665	$566,311	$561,126	$556,004	$555,066	$532,521

Net income available to common shareholders	$61,066	$53,793	$19,626	$20,819	$20,621	$19,616	$20,112
Return on average tangible common equity (3)	14.55%	13.89%	13.75%	14.88%	15.04%	14.02%	14.98%

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by common shares outstanding.

(3) Net income available to common shareholders (annualized) divided by average tangible common equity.